SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): May 11, 2010
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to Beazer Homes USA, Inc.’s (the “Company”) 2010 Equity Incentive Plan which was approved by the Company’s shareholders on April 13, 2010, the Compensation Committee of the Board of Directors made the following awards to the individuals listed below, all of whom are Named Executive Officers. Each stock option award has an exercise price of $5.69 which is equal to the closing price of the Company’s common stock on May 11, 2010 (the “Effective Date”), vests in equal installments on each of the next three anniversary dates of the Effective Date and will expire on the seventh anniversary of the Effective Date. The restrictions on each restricted stock award terminate on the third anniversary of the Effective Date.

Named Executive Officer	Number of Options	Number of Restricted Shares
Ian McCarthy	356,596	356,596
Allan Merrill	178,298	178,298
Kenneth Khoury	89,149	89,149
Robert Salomon	29,716	29,716

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: May 13, 2010	By:	Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel